Exhibit 99.1

Contacts:

Andrew Graham

Chief Financial Officer

Trimeris, Inc.

(919) 806-4682

TRIMERIS REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER 2008

AND TOP-LINE RESULTS FROM ITS PHASE 1 CLINICAL STUDY OF TRI-1144
            Company reports GAAP earnings of $0.03 per share for the second quarter of 2008; adjusted earnings of $0.11 per share excluding the effect of one-time charges related to closed facilities
            Initial Results on Next-Generation HIV Fusion Inhibitor Consistent with Target Profile for convenient, once-daily, low-volume injection

DURHAM, N.C. - August 7, 2008 - Trimeris, Inc. (Nasdaq: TRMS) today announced financial results for the three months ended June 30, 2008, reporting net income of $590,000, or $0.03 per share compared with $4.7 million, or $0.21 per share for the three months ended June 30, 2007. This result was primarily driven by decreased FUZEON sales and two one-time events recorded during the second quarter of 2008.

For the six months ended June 30, 2008, the Company reported net income of $2.9 million, or $0.13 per share, compared with $12.8 million, or $0.58 per share for the six months ended June 30, 2007.

In the second quarter of 2008, the Company relocated its corporate offices and shut-down its existing research facility and therefore recognized an associated one-time restructuring charge of $1.9 million. Excluding the impact of this charge, for the three months ended June 30, 2008, the Company reported adjusted net income of approximately $2.5 million, or $0.11 per share. For the six months ended June 30, 2008, the Company reported adjusted net income of approximately $4.7 million, or $0.21 per share. A reconciliation and explanation of the differences between GAAP and adjusted earnings is detailed in the table below.

Cash, cash equivalents and investment securities available-for-sale totaled $49.7 million at June 30, 2008, compared to $69.6 million at December 31, 2007. As previously announced, on June 6, 2008, the Company paid a $33.3 million special dividend to stockholders.

The financial statements for the first quarter of 2008 were prepared based on the assumption that an "ownership change" occurred under Section 382 of the Internal Revenue Code during the first quarter of 2008. Based on a subsequent analysis of changes in the Company's common stock ownership this position has been reversed. As a result, the Company believes that the utilization of its net operating losses is not limited at this time.

Preliminary Results from the Phase 1 Clinical Study of TRI-1144

Trimeris also today announced preliminary results from study TRI-1144-101, a Phase 1 study of the next-generation HIV fusion inhibitor, TRI-1144. Results of the study indicate TRI-1144 was well tolerated at all doses tested. Plasma concentrations at 24 hours suggested that a dose of approximately 25 mg of TRI-1144 could be sufficient for a convenient, once-daily, low-volume injection. In addition, this dose produced no injection-site reactions (ISRs) in this study.

"We are very pleased with the results from this first-in-human study of TRI-1144," said Martin Mattingly, CEO of Trimeris, Inc. "The initial safety and pharmacokinetic results from this study, together with the excellent solution stability of TRI-1144, continue to suggest that this peptide will meet the target profile of a safe and convenient once-daily fusion inhibitor. As previously communicated, we are no longer funding research and development at Trimeris and are seeking a licensor to develop this promising candidate."

Conducted in 24 healthy subjects, study TRI 1144-101 was a placebo-controlled, double-blind, single-dose trial that explored the safety, tolerability and pharmacokinetics of four doses of TRI-1144. A total of 18 subjects received TRI-1144, ranging from 25 mg to 250 mg while 6 subjects received placebo. Pharmacokinetic analyses showed that the plasma half-life ranged from 13 to 20 hours depending on the dose administered, with a time to maximal exposure ranging from 10 to 13 hours.

There were no serious adverse events observed during the trial. Eight subjects experienced a total of 13 adverse events. Of these eight subjects, five were in the TRI-1144 group (5/18 or 28%) while three subjects were in the placebo group (3/6 or 50%). With respect to the events observed in the TRI-1144 group, five were considered mild (5/6 or 83%) and one was moderate (1/6 or 17%) (backache; unrelated). With respect to adverse events observed in the placebo group, five events were considered mild (5/7 or 71%) and two were moderate in intensity (2/7 or 29%). No serious injection-site reactions (ISRs) were observed. Two out of 6 (33%) and 15/18 (83%) of subjects receiving placebo or TRI-1144, respectively, experienced mild or moderate ISRs. No ISRs were experienced in the TRI-1144 25 mg group. Erythema and pain/discomfort were the most frequent signs/symptoms observed and most ISRs resolved by 96 hours. No ISRs were experienced in the 25 mg group. Full data from the trial will be presented at an upcoming medical conference.

2008 and 2009 Guidance

As a convenience to investors, Trimeris is providing its outlook for 2008. This outlook is based upon numerous assumptions, all of which are subject to certain risks and uncertainties. For a discussion of the risks and uncertainties associated with these forward-looking statements, please see the Trimeris Safe Harbor Statement below.

The Company revises total operating expenses guidance. Operating expenses are expected to be in the range of $10.0 million to $12.0 million in 2008 down from previous guidance of $10.0 million to $14.0 million. The Company expects total operating expenses in 2009 to be in the range of $5.0 million to $10.0 million.

Conference Call

Trimeris will host a live conference call to discuss second quarter 2008 financial results at 5:00 p.m. Eastern Time, today. To access the live call, please dial (800) 399-8403 (U.S.) or (706) 634-6565 (international). The conference ID number is 57117601. Telephone replay is available approximately two hours after the call through 11:59 p.m. Eastern Time, August 21, 2008. To access the replay, please call (800) 642-1687 (U.S.) or (706) 645-9291 (international). The information provided on the teleconference is only accurate at the time of the conference call, and Trimeris will take no responsibility for providing updated information.

Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The webcast can be accessed by going to Trimeris' website, www.trimeris.com.

About Trimeris, Inc.

Trimeris, Inc. (Nasdaq: TRMS) is a biopharmaceutical company engaged in the commercialization of therapeutic agents for the treatment of viral disease. The core technology platform of fusion inhibition is based on blocking viral entry into host cells. FUZEON, approved in the U.S., Canada and European Union, is the first in a new class of anti-HIV drugs called fusion inhibitors. For more information about Trimeris, please visit the Company's website at http://www.trimeris.com.

Statement Regarding Adjusted (Non-GAAP) Financial Information

In addition to disclosing financial results calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company has included certain adjusted financial results. Reconciliations between GAAP and adjusted earnings for the three and six months ended June 30, 2008 and 2007 are provided in the table below. The Company believes that the presentation of adjusted results provides meaningful supplemental information regarding our financial results for the three and six months ended June 30, 2008 as compared to the three and six months ended June 30, 2007 because the adjustments between GAAP and adjusted earnings provide information related to the ongoing operations of the Company. The Company believes that this financial information is useful to management and investors in assessing our historical performance and results. The Company will use these adjusted financial measures when evaluating its financial results, as well as for internal planning and forecasting purposes. The adjusted financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Our results under GAAP have been adjusted for the following events that occurred during the three and six months ended June 30, 2008 and 2007: (1) future lease costs recorded in conjunction with the shut- down of the Company's corporate offices and research facility, (2) asset impairment charges, (3) an amendment to our research agreement with Roche that resulted in the accelerated recognition of milestone revenue, and (4) reductions to the Company's workforce that resulted in additional expense. See the table and accompanying footnotes below for a detailed reconciliation of GAAP and adjusted earnings.

Reconciliations between GAAP and Non-GAAP earnings for the three and six months ended June 30, 2008 and 2007 are provided in the following table:
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2008 [in thousands except per share amounts] (unaudited)	June 30, 2007 [in thousands except per share amounts] (unaudited)	June 30, 2008 [in thousands except per share amounts] (unaudited)	June 30, 2007 [in thousands except per share amounts] (unaudited)
Net income (GAAP)	$ 590	4,675	$ 2,918	$ 12,826
Lease expense [1]	939		939
Asset impairment charges [2]	989		989
Milestone revenue [3]	(66)	(83)	(132)	(9,291)
Charge related to the reduction in workforce [4]		77		4,421
Adjusted net income (Non- GAAP)	2,452	4,669	$ 4,714	$ 7,956
Diluted net income per share (GAAP)	$ 0.03	$ 0.21	$ 0.13	$ 0.58
Diluted net income per share (Non-GAAP)	$ 0.11	$ 0.21	$ 0.21	$ 0.36

[1] In the second quarter of 2008, the Company shut-down its corporate offices and research facility and relocated to smaller office space. Under Statement of Financial Accounting Standards No. 146 "Accounting for Costs Associated with Exit or Disposal Activities", the Company recorded a liability and non-cash expense based on the remaining rental payments reduced by estimated sublease rental income.

[2] In the second quarter of 2008, in conjunction with the shut-down of the Corporate offices and research facility mentioned above, the Company wrote off all remaining property, furniture and equipment (79% of this write off relates to leasehold improvements.)

[3] On March 13, 2007, the Company entered into an agreement with Hoffmann-La Roche, Inc. ("Roche"), the Company's collaborative partner, that amended the terms of the Research Agreement between the Company and Roche. Under this agreement, all rights and joint patents and other intellectual property rights to the next generation fusion inhibitor peptides falling under the Research Agreement, which includes our lead drug candidate, TRI-1144, reverted to Trimeris. As a result of this agreement, the Company accelerated revenue recognition for past milestone payments received from Roche into the first quarter of 2007 because our period of joint development ended. These milestone payments were previously being amortized over the length of the joint research and development period of the next generation fusion inhibitor peptides or through December 2012.

[4] During the six months ended June 30, 2007, the Company recorded a charge to the Statement of Operations related to a reduction in workforce.

Trimeris Safe Harbor Statement
This document and any attachments may contain forward-looking information about the Company's financial results and business prospects that involve substantial risks and uncertainties. These statements can be identified by the fact that they use words such as "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: there is uncertainty regarding the success of research and development activities, regulatory authorizations and product commercializations; we are dependent on third parties for the sale, marketing and distribution of our drug candidates; the market for HIV therapeutics is very competitive with regular new product entries that could affect the sales of our products; the results of our previous clinical trials are not necessarily indicative of future clinical trials; and our drug candidates are based upon novel technology, are difficult and expensive to manufacture and may cause unexpected side effects. For a detailed description of these factors, see Trimeris' Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

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Trimeris, Inc.

Statements of Operations

[in thousands, except per share amounts]

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Milestone revenue [1]	$ 66	$ 83	$ 132	$ 9,291
Royalty revenue	2,450	3,219	5,290	7,081
Collaboration income [2]	2,227	5,806	4,909	10,174
Total revenue and collaboration income	4,743	9,108	10,331	26,546

Operating expenses:
Research and development	1,348	2,959	3,067	6,056
General and administrative [3]	2,567	1,937	4,259	8,476
Loss (gain) on disposal of equipment	924	(5)	506	(7)
Total operating expenses	4,839	4,891	7,832	14,525

Operating (loss) income	(96)	4,217	2,499	12,021

Other income (expense)
Interest income	537	727	1,359	1,397
Gain (loss) on investments	50	-	(688)	-
Interest expense	(95)	(203)	(189)	(404)
Total other income (expense)	492	524	482	993

Income before taxes	396	4,741	2,981	13,014
Income tax (benefit) provision	(194)	66	63	188

Net income	$ 590	$ 4,675	$ 2,918	$ 12,826

Basic net income per share	$ 0.03	$ 0.21	$ 0.13	$ 0.58

Diluted net income per share	$ 0.03	$ 0.21	$ 0.13	$ 0.58

Weighted average shares outstanding - basic	22,186	22,043	22,177	22,036
Weighted average shares outstanding - diluted	22,271	22,184	22,262	22,096

Notes:

[1] On March 13, 2007, the Company entered into an agreement with Roche that amended the terms of the Research Agreement. Under this agreement, all rights and joint patents and other intellectual property rights to the next generation fusion inhibitor peptides falling under the Research Agreement, which includes the lead drug candidate, TRI-1144, reverted to Trimeris. As a result of this agreement, the Company accelerated revenue recognition for past milestone payments received from Roche into the first quarter of 2007 because our period of joint development ended. These milestone payments were previously being amortized over the length of the joint research and development period of the next generation fusion inhibitor peptides or through December 2012.

[2] Collaboration income represents our share of the net operating results from the sale of FUZEON in the United States and Canada under our collaboration agreement with Roche. These net operating results consist of net sales less cost of goods (gross margin), less selling and marketing expenses and other costs related to the sale of FUZEON.

[3] Included in general and administrative expenses for the three and six months ended June 30, 2008 is a charge of $939,000 related to future lease commitments recognized as a result of the shut-down of the Company's former corporate offices and research facility.

Trimeris, Inc.

Condensed Balance Sheets

[$ in thousands]

(unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash, cash equivalents and short-term investment securities available-for-sale	$ 35,794	$ 60,640
Other current assets	2,985	12,979
Total current assets	38,779	73,619
Property, furniture and equipment - net	-	1,644
Long-term investment securities available-for-sale	13,949	8,952
Total other assets	10,054	9,906
Total assets	$ 62,782	$ 94,121
Liabilities and Stockholders' Equity
Total current liabilities	$ 5,251	$ 6,439
Long term portion of deferred revenue	1,437	1,569
Accrued marketing costs	18,112	17,923
Accrued compensation - long-term	153	150
Other liabilities	-	718
Total liabilities	24,953	26,799

Total stockholders' equity	37,829	67,322
Total liabilities and stockholders' equity	$ 62,782	$ 94,121

FUZEON Net Sales

(Recognized by Roche, our collaborative partner)

[$ in millions]

(unaudited)

	Three Months Ended,**		Six Months Ended, **
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

United States and Canada	$ 16.1	$ 32.9	$ 33.1	$ 62.2
Rest of World	22.2	29.2	47.9	64.1
Worldwide Total	$ 38.3	$ 62.0	$ 81.0	$ 126.3

** may not add due to rounding

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